Exhibit 10.1

EXECUTION COPY

THIRD AMENDMENT

TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AND

SECURITY DOCUMENTS

This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND SECURITY DOCUMENTS (the “Third Amendment”) dated June 18, 2013, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), the Subsidiaries of the Operating Company set forth on the signature pages hereto (together with the Operating Company, each individually a “Borrower” and collectively, the “Borrowers” and together with the General Partner and the Partnership, each individually a “Credit Party” and collectively, the “Credit Parties”), the Lenders party hereto, and Bank of America, N.A., a national banking association, as Administrative Agent for the benefit of the Lenders (in such capacity, the “Administrative Agent”), and as Swing Line Lender and L/C Issuer.

BACKGROUND

A. Pursuant to that certain Third Amended and Restated Credit Agreement, entered into on January 19, 2012, by and among the parties hereto, as amended by a First Amendment dated February 19, 2013 and a Second Amendment dated May 8, 2013 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), the Lenders agreed, inter alia, to extend to the Borrowers a revolving credit facility in the maximum aggregate principal amount of One Hundred Forty Million Dollars ($140,000,000).

B. The Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement and the Credit Documents.

C. The Lenders party hereto are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b) The following terms set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Applicable Rate” means the applicable percentage per annum set forth below for Eurodollar Rate Loans, Letter of Credit Fees and Base Rate Loans, as determined by reference to the Consolidated Leverage Ratio as set forth in the most recent

Compliance Certificate at any time received by the Administrative Agent pursuant to Section 6.02(b) (or, prior to the date of the Administrative Agent’s receipt of the first Compliance Certificate pursuant to Section 6.02(b), the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) of the Existing Credit Agreement):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans
1	< 1.75:1	2.25%	1.25%
2	≥ 1.75:1 but < 2.50:1	2.75%	1.75%
3	≥ 2.50:1 but < 3.25:1	3.25%	2.25%
4	≥ 3.25:1 but <3.75:1	3.75%	2.75%
5	≥ 3.75:1	4.00%	3.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the applicable Start Date; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 above shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (until the first Business Day after the date which such Compliance Certificate is actually delivered which demonstrates another Pricing Level is applicable). Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (c).

“Commitment Fee Rate” means, at any time, the percentage per annum set forth below for the Commitment Fee, as determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate at any time received by the Administrative Agent pursuant to Section 6.02(b) (or, prior to the date of the Administrative Agent’s receipt of the first Compliance Certificate pursuant to Section 6.02(b), the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) of the Existing Credit Agreement):

Commitment Fee Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee
1	< 1.75:1	0.375%
2	≥ 1.75:1 but < 2.50:1	0.500%
3	≥ 2.50:1 but < 3.25:1	0.625%
4	≥ 3.25:1 but <3.75:1	0.750%
5	≥ 3.75:1	0.800%

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the applicable Start Date; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 above shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (until the first Business Day after the date which such Compliance Certificate is actually delivered which demonstrates another Pricing Level is applicable). Notwithstanding anything to the contrary contained in this definition, the determination of the Commitment Fee Rate for any period shall be subject to the provisions of Section 2.10(b) and (c).

“Future High Yield Notes” means any senior unsecured notes issued after the Closing Date, from time to time, pursuant to, and in accordance with a High Yield Indenture, meeting each of the following requirements: (a) such notes are in an aggregate original principal amount that, when aggregated with the aggregate principal amount of the High Yield Notes then outstanding, does not exceed the limitation set forth in Section 7.02(m); (b) the terms of such notes are substantially similar in all material respects to, or are more favorable to the Credit Parties than, the High Yield Notes then outstanding (provided that (i) the scheduled maturity date for any principal payment under such notes shall not be prior to June 1, 2021 and (ii) the interest rate payable on such notes shall be a market rate for the issuance of such notes at the time issued); (c) no Default or Event of Default has occurred and is continuing or would result from the issuance of such notes; and (d) the Borrowers shall have delivered to the Administrative Agent, not less than ten (10) Business Days prior to the date of the issuance of such notes (or such shorter period as the Administrative Agent may agree to in writing), a pro forma Compliance Certificate showing compliance, on a Pro Forma Basis (for the related Calculation Period), with the covenants set forth in Section 7.11 immediately after giving effect to the issuance of such notes. For the sake of clarity, any Credit Party that is an obligor under the Existing High Yield Indenture (including the Partnership) may be an issuer of Future High Yield Notes.

“Guarantor” means, individually, and “Guarantors” means, individually and collectively, (a) the Partnership, the General Partner and each Borrower (other than any Controlled Non-Profit) solely in its capacity as a guarantor of the Guaranteed Obligations of the other Credit Parties pursuant to Article X, and each other Subsidiary of the Partnership that shall be required to execute and deliver any joinder or guaranty pursuant to Section 6.12, and (b) with respect to any Swap Obligations owing by any Specified Credit Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, each Qualified ECP Guarantor.

“High Yield Documents” means each High Yield Note Indenture, any High Yield Notes, and the related guarantees, notes and all other agreements, instruments and other documents pursuant to which any High Yield Notes have been or will be issued or otherwise setting forth the terms of such High Yield Notes or otherwise entered into in connection with a High Yield Note Indenture, as each may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“High Yield Note Indenture” means (a) the Existing High Yield Note Indenture, and (b) the Replacement High Yield Note Indenture, each as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“High Yield Notes” means the Existing High Yield Notes, the Replacement High Yield Notes, and any Future High Yield Notes, each issued pursuant to a High Yield Note Indenture, in each case, as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit and (b) all reasonable out-of-pocket costs and expenses incurred in connection with enforcement and collection of the foregoing, including the reasonable fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Obligations of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“Replacement High Yield Note Indenture” means that certain Indenture, dated as of May 28, 2013, among the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation, and certain subsidiaries of the Partnership as Guarantors (as defined therein) and Wilmington Trust, National Association as trustee, as the same may be amended, restated, modified, extended, renewed replaced or supplemented from time to time.

“Replacement High Yield Notes” means the 7-7/8% senior notes in an aggregate amount of $175,000,000, having a maturity of June 1, 2021, issued on May 28, 2013 pursuant to the Replacement High Yield Note Indenture, together with any Future High Yield Notes, each issued pursuant to the Replacement High Yield Note Indenture, in each case, as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

(c) The following terms set forth below are hereby added to Section 1.01 of the Credit Agreement in their entirety as follows:

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (b) all

reasonable out-of-pocket costs and expenses incurred in connection with enforcement and collection of the foregoing, including the reasonable fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Credit Party of, or the grant by such Credit Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement” for the benefit of such Credit Party and any and all guarantees of such Credit Party’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Credit Party, or grant by such Credit Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Qualified ECP Guarantor” means, at any time, each Credit Party (other than any Controlled Non-Profit) with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Obligations” means (a) in the case of any Borrower (in such capacity), all Obligations of or relating to such Borrower and all Additional Secured Obligations of or relating to such Borrower, and (b) in the case of any Guarantor (in such capacity), such Guarantor’s Guaranteed Obligations.

“Significant Permitted Acquisition Transaction” shall mean a transaction meeting the requirements of a Permitted Acquisition in which the Aggregate Consideration paid by or on behalf of the Borrowers for such Permitted Acquisition shall exceed $35,000,000 when aggregated with the total Aggregate Consideration paid by or on behalf of the Borrowers for all other Permitted Acquisitions which closed within the immediately preceding 180 days.

“Specified Credit Party” means any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Swap Obligations” means with respect to any Credit Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

2. Amendment to Section 7.03. Subparagraphs (h)(v) and (h)(vi) of Section 7.03 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(v) the Aggregate Consideration paid by or on behalf of the Borrowers for any such Permitted Acquisition shall not exceed $10,000,000, on an individual basis, or $50,000,000, when aggregated with the total Aggregate Consideration paid by or on behalf of the Borrowers for all other Permitted Acquisitions which closed in the immediately preceding 365 days, without Required Lender approval (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, that on or before March 31, 2014, the Aggregate Consideration paid by or on behalf of the Borrowers for any such Permitted Acquisition shall not exceed $5,000,000, on an individual basis, or $35,000,0000, when aggregated with the total Aggregate Consideration paid by or on behalf of the Borrowers for all other Permitted Acquisitions which closed in the immediately preceding 365 days, without Required Lender Approval (such approval not to be unreasonably withheld, conditioned or delayed).

(vi) immediately before and immediately after giving pro forma effect to any such Permitted Acquisition, on a Pro Forma Basis (for the related Calculation Period), no Default shall have occurred and be continuing; provided, however, that if the such Permitted Acquisition is a Significant Permitted Acquisition and the maximum permitted Consolidated Leverage Ratio is being increased at the time of such Acquisition in accordance with Section 7.11(c), then solely for purposes of testing the Consolidated Leverage Ratio on a Pro Forma Basis for such Acquisition, such increase shall be deemed to have been in effect for the related Calculation Period;

3. Amendment to Section 7.11. Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Minimum EBITDA. Permit Consolidated EBITDA for any Measurement Period to be less than the sum of (i) $57,822,000 plus (ii) 80% of the aggregate of all Consolidated EBITDA for each Permitted Acquisition completed after March 31, 2013 (the “Permitted Acquisition Step-Up”).

(b) Minimum Consolidated Debt Service Coverage Ratio. Permit the Consolidated Debt Service Coverage Ratio to be less than 2.50 to 1.0 for any Measurement Period.

(c) Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than the ratio set for below for the period set forth below:

Measurement Period Ending	Maximum Consolidated Leverage Ratio
June 30, 2013 through December 31, 2013	4.000 to 1.0
March 31, 2014	3.875 to 1.0
June 30, 2014 and thereafter	3.750 to 1.0

provided, however, that if, at the time of a Significant Permitted Acquisition Transaction, and in the absence of a Default or Event of Default, the Borrowers make a written request to the Administrative Agent to increase the maximum permitted Consolidated Leverage Ratio to 4.000 to 1.0 for one (1) or more of the four (4) then immediately succeeding Measurement Periods (including the Measurement Period during which the Significant Permitted Acquisition Transaction was consummated), such increase shall occur for such requested periods; provided further that, no further increase may be requested or made which would apply to either of the next two (2) Measurement Periods immediately following the final Measurement Period to which any such increase was applied.

4. Amendment to Section 8.03. The following sentence set forth below is hereby added to the end of Section 8.03 of the Credit Agreement in its entirety as follows:

Excluded Swap Obligations with respect to any Credit Party shall not be paid with amounts received from such Credit Party or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

5. Amendment to Section 10.01. Section 10.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

10.01 Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations and Additional Secured Obligations

of any Credit Party (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that, notwithstanding anything to the contrary contained in this Article X, (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

6. Addition of Section 10.11. The following Section 10.11 shall be added to Article X of the Credit Agreement in the appropriate order as follows:

10.11 Keepwell. Each Credit Party that is a Qualified ECP Guarantor at the time either (a) the Guaranty or (b) the grant of a Lien under the Credit Documents, in each case, by any Specified Credit Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Credit Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

7. Security Documents. All definition of and references in the Security Agreement, the Pledge Agreement, the Mortgages and any other Security Documents of or to “Secured Obligations” are hereby amended and restated in their entirety to refer to the “Secured Obligations” as defined in the Credit Agreement as amended by this Third Amendment, such that each such Security Document shall secure any and all Secured Obligations of the Credit Party (whether as a Borrower and/or as a Guarantor) or Credit Parties which have delivered such Security Document from time to time.

8. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as to such Credit Party:

(a) Representations. Each of the representations and warranties of or as to such Credit Party contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b) Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Third Amendment and any other documents which the Administrative Agent requires such Credit Party to deliver hereunder (this Third Amendment and any such additional documents delivered in connection with the Third Amendment are herein referred to as the “Third Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the Third Amendment Documents have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Third Amendment and the other Third Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies;

(c) No Violation. The making and performance of the Third Amendment Documents will not (i) contravene, conflict with or result in a breach or default under any applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, any Credit Party;

(d) No Default. Immediately after giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing;

(e) No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2012; and

(f) Organizational Documents. There have been no changes in the organizational documents of the Credit Parties since January 19, 2012 (or such later date as any such organizational documents were initially adopted), except as previously disclosed to the Administrative Agent in writing, certified copies of which have been previously provided to the Lenders.

9. Conditions to Effectiveness of Amendment. This Third Amendment shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) Third Amendment. This Third Amendment, duly executed by the Credit Parties and Required Lenders;

(b) Third Amendment Fees. Payment to the Administrative Agent, in immediately available funds, of all amounts owing to the Administrative Agent for its own account, or the account of the Lenders party hereto, under the fee letter relating hereto;

(c) Other Fees and Expenses. Payment to the Administrative Agent, in immediately available funds, of all amounts necessary to reimburse the Administrative Agent for the reasonable fees and costs incurred by the Administrative Agent in connection with the preparation and execution of this Third Amendment and any other Credit Document, including, without limitation, all fees and costs incurred by the Administrative Agent’s attorneys;

(d) Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this Third Amendment, if any; and

(e) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Administrative Agent may reasonably request.

10. No Waiver; Ratification. The execution, delivery and performance of this Third Amendment shall not (a) operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or any other Credit Document and the agreements and documents executed in connection therewith or (b) constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or the Lenders to grant any further amendments to the Credit Agreement or any of the other Credit Documents.

11. Acknowledgments. To induce the Administrative Agent and the Lenders party hereto to enter into this Third Amendment, the Credit Parties acknowledge, agree, warrant, and represent that:

(a) Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) the Credit Documents are valid and enforceable against, and all of the terms and conditions of the Credit Documents are binding on, the Credit Parties; (ii) the liens and security interests granted to the Collateral Agent, on behalf of the Secured Parties, by the Credit Parties pursuant to the Credit Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests (subject to Permitted Liens); and (iii) the Credit Parties hereby waive any and all defenses, set offs and counterclaims which they, whether jointly or severally, may have or claim to have against each of the Secured Parties as of the date hereof.

(b) No Waiver of Existing Defaults. No Default or Event of Default exists immediately after giving effect to this Third Amendment. Nothing in this Third Amendment nor any communication between any Secured Party, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect, or (ii) any rights or remedies which any Secured Party has against any Credit Party under the Credit Agreement or any other Credit Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

12. Binding Effect. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13. Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of law doctrine of the Commonwealth of Pennsylvania.

14. Headings. The headings of the sections of this Third Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Third Amendment.

15. Counterparts. This Third Amendment may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original. Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy or by electronic means shall be effective as delivery of a manually executed counterpart of this Third Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Third Amendment to Third Amended and Restated Credit Agreement and Security Documents as of the date first above written.

General Partner:

STONEMOR GP LLC

By:	/s/ Michael L. Stache
Name:	Michael L. Stache
Title:	Senior Vice President and Chief Operating Officer

Partnership:

STONEMOR PARTNERS L.P.
By:	STONEMOR GP LLC
its General Partner

By:	/s/ Michael L. Stache
Name:	Michael L. Stache
Title:	Senior Vice President and Chief Operating Officer

Operating Company:

STONEMOR OPERATING LLC

By:	/s/ Michael L. Stache
Name:	Michael L. Stache
Title:	Senior Vice President and Chief Operating Officer

Borrowers’ Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement and Security Documents

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Bronswood Cemetery, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Chapel Hill Associates, Inc.

Chapel Hill Funeral Home, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Covington Memorial Funeral Home, Inc.

Covington Memorial Gardens, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Forest Lawn Gardens, Inc. Forest Lawn Memorial Chapel, Inc.

Forest Lawn Memory Gardens, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

Kingwood Memorial Park Association

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

By:	/s/ Michael L. Stache
Michael L. Stache, President, except for Bethel Cemetery Association

By:	/s/ Frank Milles
Frank Milles, President of Bethel Cemetery Association

Borrowers’ Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement and Security Documents

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

Prince George Cemetery Corporation

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

SCI Puerto Rico Funeral and Cemetery Services, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:	/s/ Michael L. Stache
Michael L. Stache, President

Borrowers’ Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement and Security Documents

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

Plymouth Warehouse Facilities LLC

PVD Acquisitions LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

By:	/s/ Michael L. Stache
Michael L. Stache, President

Borrowers’ Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement and Security Documents

StoneMor Florida LLC

StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Holding of Pennsylvania LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Mississippi LLC

StoneMor Mississippi Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oklahoma LLC

StoneMor Oklahoma Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Michael L. Stache
Michael L. Stache, President

Borrowers’ Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement and Security Documents

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Rosanne Parsill
Name:	Rosanne Parsill
Title:	Vice President

Administrative Agent’s Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement and Security Documents

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Kenneth G. Wood
Name:	Kenneth G. Wood
Title:	Senior Vice President

Lender’s Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement and Security Documents

RAYMOND JAMES BANK, N.A.

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Vice President

Lender’s Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement and Security Documents

CAPITAL ONE, N.A.

By:	/s/ Allison Sardo
Name:	Allison Sardo
Title:	Senior Vice President

Lender’s Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement and Security Documents

TD BANK, N.A.

By:	/s/ Susan Schwartz
Name:	Susan Schwartz
Title:	Vice President

Lender’s Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement and Security Documents

FOX CHASE BANK

By:	/s/ Matthew Gubicza
Name:	Matthew Gubicza
Title:	Vice President

Lender’s Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement and Security Documents

TRISTATE CAPITAL BANK

By:	/s/ Kent Nelson
Name:	Kent Nelson
Title:	Senior Vice President

Lender’s Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement

SUN NATIONAL BANK

By:	/s/ Michael Listner
Name:	Michael Listner
Title:	Vice President

Lender’s Signature Page to Third Amendment to

Third Amended and Restated Credit Agreement